EXHIBIT 10.6(b)

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED MANAGEMENT

AGREEMENT

This AMENDMENT NO. 1 dated as of the 1st day of December, 2013 to the AMENDED AND RESTATED MANAGEMENT AGREEMENT made as of the 1st day of November, 2010 (the “Management Agreement”), among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), EMERGING CTA PORTFOLIO L.P., a New York limited partnership (the “Partnership”) and BLACKWATER CAPITAL MANAGEMENT LLC, a Delaware limited liability company (the “Advisor”) (all parties together, the “Parties”). Capitalized terms not defined herein have the meaning ascribed to such terms in the Management Agreement.

W I T N E S S E T H:

WHEREAS, the Partnership currently pays the Advisor a monthly fee for professional management services equal to 1.25% per year of the month-end Net Assets of the Partnership allocated to the Advisor; and

WHEREAS, effective as of December 1, 2013, the Parties wish to change the professional management services fee to 0.75% per year; and

WHEREAS, the Parties wish to amend the Management Agreement to reflect this change.

NOW, therefore, the Parties agree as follows:

1. The text of Section 3(a) of the Management Agreement shall be deleted in its entirety and replaced by the following:

“In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable quarterly equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services equal to 0.75% per year of the month-end Net Assets of the Partnership allocated to the Advisor (computed monthly by multiplying the adjusted net assets of the Partnership allocated to the Advisor as of the last business day of each month by 0.75% and dividing the result thereof by 12).”

2. The foregoing amendment shall take effect as of the 1st day of December, 2013.

3. In all other respects the Management Agreement remains unchanged and of full force and effect.

4. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement.

5. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Amendment to the Management Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By:	/s/ Alper Daglioglu
Name:	Alper Daglioglu
Title:	President and Director

EMERGING CTA PORTFOLIO L.P.

By:	Ceres Managed Futures LLC (General Partner)

By:	/s/ Alper Daglioglu
Name:	Alper Daglioglu
Title:	President and Director

BLACKWATER CAPITAL MANAGEMENT LLC

By:	/s/ Andrew Silwanowicz
Name:	Andrew Silwanowicz
Title:	Principal